UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Schedule 14C Information
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.   )
Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement
TANDY LEATHER FACTORY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g)
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TANDY LEATHER FACTORY, INC.
1900 Southeast Loop 820
Fort Worth, Texas 76140-1003
NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
Dear Tandy Leather Factory, Inc. Stockholder:
We are delivering this Notice and the accompanying Information Statement to inform our stockholders that on or about January 23, 2023, stockholders of Tandy Leather Factory, Inc. (the “Company,” “our” or “we”) holding (i) a majority of the voting power of the Company’s common stock, par value $0.0024 per share (the “Common Stock”), adopted resolutions by written consent in lieu of a meeting of stockholders to approve an amendment to the Company’s certificate of incorporation (the “Charter Amendment”) to decrease the authorized shares of the Company’s Common Stock from twenty five million (25,000,000) shares to fourteen million (14,000,000) shares (the “Common Stock Decrease”) and the Company’s Preferred Stock, par value $0.10 per share, from twenty million (20,000,000) shares to one million (1,000,000) shares (the “Preferred Stock Increase” and, together with the Common Stock Decrease, the “Authorized Stock Decrease”).
The Charter Amendment was approved by written consent (the “Consent”) of stockholders representing approximately 50.1% of the voting power of the Common Stock on January 24, 2023 pursuant to Section 228 of the Delaware General Corporation Law, which permits an amendment to the certificate of incorporation to be approved at a meeting or through written consent of a majority of the voting power of the stockholders eligible to vote thereon. All necessary corporate approvals in connection with the adoption of the Charter Amendment have been obtained.
The accompanying Information Statement is being furnished to the holders of Common Stock that did not execute the Consent pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and Section 228(e) of the Delaware General Corporation Law, solely for the purpose of informing our stockholders of this corporate action before it takes effect. In accordance with Rule 14c-2 under the Exchange Act, we plan to file the Charter Amendment twenty (20) calendar days following the mailing of this Notice and the accompanying Information Statement, or as soon thereafter as is reasonably practicable.
The Authorized Stock Decrease and Charter Amendment were approved and recommended by our Board of Directors prior to the stockholder action by meeting as described in the Information Statement.
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY
You have the right to receive this Notice and the accompanying Information Statement if you were a stockholder of record of the Company at the close of business on January 24, 2023.
By Order of the Board of Directors,

Daniel J. Ross
General Counsel and Secretary
February 9, 2023

Tandy Leather Factory, Inc.
1900 SE Loop 820
Fort Worth, TX 76140
INFORMATION STATEMENT

In this Information Statement, unless the context otherwise requires, “Tandy Leather Factory, Inc.,” the “Company,” “we,” “us” and “our” and similar expressions refer to Tandy Leather Factory, Inc., a Delaware corporation. This Information Statement is being sent to inform our stockholders that we have obtained a written consent (the “Consent”) from stockholders holding (i) a majority of the voting power of the Company’s common stock, par value $0.0024 per share (the “Common Stock”), to approve an amendment to the Company’s certificate of incorporation to decrease the authorized shares of the Company’s Common Stock from twenty five million (25,000,000) shares to fourteen million (14,000,000) shares (the “Common Stock Decrease”) and the Company’s Preferred Stock, par value $0.10 per share, from twenty million (20,000,000) shares to one million (1,000,000) shares (the “Preferred Stock Increase” and, together with the Common Stock Decrease, the “Authorized Stock Decrease”). The Authorized Stock Decrease will be implemented by filing a certificate of amendment to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware (the “Charter Amendment”) in the form attached hereto as Appendix A.
This Information Statement is being mailed on or about February 9, 2023 to the Company’s stockholders of record as of January 24, 2023 (the “Record Date”) that did not execute the Consent. This Information Statement constitutes notice to our stockholders of a corporate action taken by our stockholders without a meeting as required by Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).
We will pay the costs of preparing and sending out the enclosed Notice and this Information Statement. We will require brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held by them. and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.
The date of this Information Statement is February 9, 2023.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
The Action by Written Consent
As of the Record Date, the stockholders who executed the Consent approving the Charter Amendment (the “Consenting Stockholders”) owned approximately 4,157,008 shares of Common Stock.
Voting and Vote Required
The Company is not seeking consents, authorizations or proxies from you. Approval of the holders of a majority of the voting power of the outstanding Common Stock was required to approve the Charter Amendment.
As of the Record Date, there were 8,300,627 shares of Common Stock outstanding and entitled to vote. On the Record Date, the Consenting Stockholders owned approximately 50.1% of the votes entitled to be cast by the outstanding Common Stock. Accordingly, the Consent executed by the Consenting Stockholders is sufficient stockholder approval of the Charter Amendment, and no further stockholder action is required to approve this matter.
The Charter Amendment will become effective upon its filing with the Secretary of State of the State of Delaware, which we expect to file twenty (20) calendar days following the mailing of this Information Statement, or as soon thereafter as is reasonably practicable.
Notice Pursuant to Section 228(e) of the DGCL
Pursuant to Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent of stockholders to the Company’s stockholders who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in subsection (c) of Section 228 of the DGCL. This Information Statement serves as the notice required by Section 228(e) of the DGCL.

Dissenters’ Rights of Appraisal
The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters discussed in this Information Statement.
APPROVAL OF THE AUTHORIZED STOCK DECREASE
On January 9, 2023, the Board of Directors (the “Board”) of the Company declared it advisable and in the best interests of the Company to amend the Fourth Article of the Company’s certificate of incorporation to effect the Authorized Stock Decrease by filing the Charter Amendment with the Secretary of State of the State of Delaware. The form of the proposed Charter Amendment is attached hereto as Appendix A.
The Board believes that it is in the Company’s and stockholders’ best interest to decrease the number of authorized shares of Common Stock and Preferred Stock in order to reduce significant recurring costs (primarily filing fees paid to the State of Delaware). The Board does not anticipate needing to issue the no-longer-authorized shares in the foreseeable future and believes it has continued to reserve a sufficient number of authorized shares of stock following the Authorized Stock Decrease to meet the Company’s ongoing share capital needs. The Company reserves the right to seek a further increase or decrease in authorized shares from time to time in the future as considered appropriate by the Board.
As of the Record Date, the Company had 8,300,627 shares of Common Stock and no shares of Preferred Stock outstanding. Upon the effective date of the Charter Amendment, assuming no further changes to the numbers of outstanding shares, the Company will have 5,699,373 shares of Common Stock and 1,000,000 shares of Preferred Stock authorized and available for future issuance.
Anti-Takeover Effects
The authorized but unissued shares of Preferred Stock could have anti-takeover effects, which would not be changed by the Authorized Share Decrease. Under certain circumstances, any or all of the Preferred Stock could be used as a method of discouraging, delaying or preventing a change in control of the Company. For example, the Board could designate and issue a series of Preferred Stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of Common Stock or with rights and preferences that include special voting rights to veto a change in control. The Preferred Stock could also be used in connection with the issuance of a stockholder rights plan, sometimes referred to as a “poison pill.” Use of the Preferred Stock in the foregoing manner could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders, even if such proposed actions would be beneficial to the Company’s stockholders. This could include discouraging bids for the Company even if such bid represents a premium over the Company’s then-existing trading price and thereby prevent stockholders from receiving the maximum value for their shares.
Other Potential Effects of the Proposed Amendment
The authorization of a reduced number shares of Common Stock and Preferred Stock will not, by itself, have any effect on the rights of present stockholders. The shares of Preferred Stock authorized by the Charter Amendment will remain “blank check” serial preferred stock. This type of preferred stock allows the Board of Directors to issue one or more series of the Preferred Stock, from time to time, with full, limited or no voting powers, and to fix all of the designations, preferences and relative, participating, optional or special voting rights, and qualifications, limitations or other restrictions upon the Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the following as of January 24, 2023, the record date for the Annual Meeting:
•	Beneficial owners of more than 5 percent of the outstanding shares of our common stock, other than our officers and directors;
•	Beneficial ownership by our current directors and nominees and the named executive officers set forth in the Summary Compensation table below; and
•	Beneficial ownership by all our current directors and executive officers as a group, without naming them.
The percentage of beneficial ownership is calculated on the basis of 8,300,627 shares of our common stock outstanding as of January 24, 2023. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.
Security Ownership of Certain Beneficial Owners
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Common Stock	Bandera Partners LLC(2) 50 Broad Street, Suite 1820 New York, NY 10004	2,857,936	34.4%

Common Stock	JCP Investment Partnership, LP(3) 1177 West Loop South, Suite 1650 Houston, TX 77027	859,197	10.4%

Common Stock	First Foundation Advisors(4) 18101 Von Karman Avenue, Suite 700 Irvine, CA. 92612	695,946	8.4%
Security Ownership of Management
Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(5)	Percent of Class
Common Stock	Janet Carr	369,687	4.5%
Common Stock	Vicki Cantrell(6)	8,566	*
Common Stock	Elaine D. Crowley	854	*
Common Stock	Jefferson Gramm(2)	2,864,055	34.5%
Common Stock	James Pappas(3)(6)	871,337	10.5%
Common Stock	Sejal Patel(6)	8,566	*
Common Stock	William Warren(6)	32,467	*
	All Current Directors and Executive Officers as a Group (7 persons)	4,155,532	50.1%
*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)
All shares of common stock are owned beneficially, and such owner has sole voting and investment power, unless otherwise stated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)
Holdings shown for Jefferson Gramm and Bandera Partners, LLC are based on a Schedule 13D/A filed on May 18, 2022 by Mr. Gramm and Bandera Partners, LLC. Bandera Partners, LLC is the investment manager of Bandera Master Fund L.P. in whose name 2,857,936 of our shares are held. Messrs. Gregory Bylinksy and Jefferson Gramm are Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners LLC. Bandera Master Fund L.P. has delegated to Bandera Partners the sole and exclusive authority to vote and dispose of the securities held by Bandera Master Fund. As a result, each of Bandera Partners and Messrs. Bylinksy and Gramm may be deemed to beneficially own the shares held by Bandera Master Fund.

(3)
Holdings shown for James Pappas and JCP Investment Management, LLC are based on a Schedule 13D/A filed on May 26, 2022 by JCP Investment Management, LLC. Mr. Pappas, one of our Directors, is a Managing Member and Owner of JCP Investment Management, LLC. As a result, Mr. Pappas may be deemed to beneficially own the shares held by JCP Investment Management, LLC.

(4)	Holdings shown for First Foundation Advisors are based on a Schedule 13G/A filed on August 11, 2022 by First Foundation Advisors.
(5)	To our knowledge, none of these shares have been pledged.
(6)	Holdings for Ms. Cantrell, Mr. Pappas, Ms. Patel and Mr. Warren each include 909 shares of common stock to be issued within 60 days upon the vesting of restricted stock units held by them.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS
Pursuant to the rules of the SEC, we and the services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this Information Statement. Upon written or oral request, we will deliver a separate copy of the Information Statement to any stockholder at a shared address to which a single copy of the Information Statement was delivered and who wishes to receive a separate copy of the Information Statement. Stockholders receiving multiple copies of the Information Statement may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at:
Tandy Leather Factory, Inc.
1900 SE Loop 820
Fort Worth, TX 76140
Telephone: (817) 872-3200
Email: investorrelations@tandyleather.com
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and are required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC. You may inspect and copy these reports and other information without charge at the SEC’s website. The address of this site is http://www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom this Information Statement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above. You may request copies of those documents from Tandy Leather Factory, Inc., 1900 SE Loop 820, Fort Worth, TX 76140. You also may contact us at (817) 872-3200 or by email at investorrelations@tandyleather.com for copies of those documents. Our website and the information contained on our website are not a part of this Information Statement, and you should not rely on any such information. You should rely only on the information contained in this Information Statement.

APPENDIX A
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
TANDY LEATHER FACTORY, INC.
The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of Directors of Tandy Leather Factory, Inc., a Delaware corporation (the “Corporation”), resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for a written consent of stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
Resolved, that the Certificate of Incorporation of this corporation be amended by changing the first sentence of the Article thereof numbered “Fourth” so that, as amended, said first sentence shall be and read as follows:
Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 15,000,000, 14,000,000 of such shares to be classified as common stock, $0.0024 per value per share (the “Common Stock”), and 1,000,000 shares to be classified as preferred stock, $0.10 par value per share (the “Preferred Stock”).
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a written consent of the stockholders of the Corporation was duly obtained in accordance with Section 2.9 of the Corporation’s Bylaws and Section 228 of the General Corporation Law of the State of Delaware, in which the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the outstanding capital of the Corporation shall not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 9th day of February, 2023.
/s/ Janet Carr
Janet Carr, Chief Executive Officer
Attest:
/s/ Daniel Ross
Daniel Ross, Secretary
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